                                             EXHIBIT 99.1



                                             For More Information:
                                             Chris Close
                                             (610) 902-6257

          AIRGAS, INC. REPORTS FOURTH QUARTER AND
                       FISCAL 1999 RESULTS


     RADNOR, Pennsylvania, May 13, l999 -- Airgas, Inc. (NYSE-
ARG) today reported sales of $384 million for the quarter ended March 31, 1999, a decrease of 1% from $388 million in the fourth quarter last year. After-tax cash flow (net earnings, excluding special charges and non-recurring gains, plus depreciation, amortization and deferred income taxes) was $36.7 million, or $.51 per diluted share, in the 1999 fourth quarter compared to $33.7 million, or $.47 per diluted share, in the 1998 fourth quarter. Net earnings (excluding special charges and non-recurring gains) were $7.2 million, or $.10 per diluted share, in both periods. Including special charges and non-recurring gains, net earnings for the quarter ended March 31, 1999 were $8.1 million, or $.11 per diluted share, compared to a loss of $5.2 million, or $.07 per diluted share, a year ago.

     For the year ended March 31, 1999, sales increased 8% to $1.56 billion from $1.45 billion in fiscal year l998. After-tax cash flow (excluding special charges and non-recurring gains) was $138.3 million, or $1.93 per diluted share, compared to $132.8 million, or $1.88 per diluted share, a year earlier. Net earnings (excluding special charges and non-recurring gains) were $34.5 million, or $.48 per diluted share, in fiscal year 1999 compared to $42.6 million, or $.60 per diluted share, in fiscal year 1998. Including special charges and non-recurring gains, net earnings for the year ended March 31, 1999 were $51.9 million, or $.72 per diluted share, compared to $40.5 million, or $.57 per diluted share, a year ago.

     Results for the year ended March 31, 1999 include non-recurring after-tax gains of $17.4 million, or $.24 per diluted share, primarily due to the December 1998 divestiture of the Company's calcium carbide and carbon products operations.
Results for the year ended March 31, 1998 include after-tax special charges of $14.3 million, or $.20 per diluted share, offset by non-recurring after-tax gains of $12.3 million, or $.17 per diluted share.

     Peter McCausland, Airgas' chairman and chief executive officer, said, "In the fourth quarter, we continued to see weakness in many of our markets, though they appear to have bottomed. Higher same-store sales for gases and rent this quarter compared to last year were offset by lower hardgoods sales resulting in marginally lower same-store sales in our Distribution segment. Repositioning expenses continued to depress operating margins.

     "We are entering the new fiscal year with cautious optimism. We expect improving operating margins resulting from cost improvement actions, benefits from the ongoing rollout of our integrated distribution infrastructure and modest same-store sales growth. We continue to aggressively manage capital expenditures and working capital. Although this has been one of Airgas' most challenging years, our management team and associates are confident that the Company is executing the right strategy by managing and investing to meet our customers' requirements.
Airgas is well positioned to benefit as the industrial economy recovers and to create value for our shareholders."

     Airgas, Inc. is the largest distributor of industrial, medical and specialty gases and related equipment, and the third largest distributor of safety supplies, in the United States. Airgas' integrated distributor network consists of more than 700 locations, including branch locations, distribution centers, catalog and inbound and outbound telemarketing operations. Airgas can be visited on the internet at www.airgas.com.


                   Forward-Looking Statements

     This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Airgas intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, and the making of such statements should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include underlying market conditions, growth in same-store sales, improvement in operating margins, the ability to manage working capital, costs and potential disruptive effects of the "Repositioning for Growth" initiative, the Company's ability to reduce costs, implementation of information technology projects, any potential problems relating to Year 2000 matters, the success and timing of intended divestitures and other factors described in the Company's reports, including Form 10-Q dated December 31, 1998, filed by the Company with the Securities and Exchange Commission.

     Consolidated statements of earnings and consolidated condensed balance sheets follow on pages 3 through 7.

                                 AIRGAS, INC.
                    CONSOLIDATED STATEMENTS OF EARNINGS(a)
                (Amounts in thousands, except per share data)
                                 (Unaudited)
                                        Three Months Ended    Twelve Months Ended
                                            March 31,             March 31,
                                        1999        1998        1999        1998
Net sales:
     Distribution                     $351,800    $350,130    $1,406,184  $1,321,958
     Gas Operations                     31,730      38,282       155,034     126,032
          Total net sales              383,530     388,412     1,561,218   1,447,990

Costs and expenses:
     Cost of products sold (excluding
      depreciation and amortization)
        Distribution                   194,506     193,169       768,568     716,718
        Gas Operations                  14,188      20,992        69,487      62,820
     Selling, distribution and
      administrative expenses          130,156     129,694       523,241     467,884
     Depreciation and amortization      22,077      19,861        87,926      76,670
     Special charges, net(b)                --      19,450        (1,000)      4,950
          Total costs and expenses     360,927     383,166     1,448,222   1,329,042

Operating income (loss):
     Distribution                       23,201      23,783        98,447     111,472
     Gas Operations                       (598)        913        13,549      12,426
     Special charges, net(b)                --     (19,450)        1,000      (4,950)
          Total operating income        22,603       5,246       112,996     118,948

Interest expense, net                  (14,071)    (14,056)      (60,298)    (53,290)
Other income, net (c)                    1,474         325        26,714       2,813
Equity in earnings of unconsolidated
  affiliates (d)                         2,204       1,669         7,042       2,931
Minority interest                          (42)        (36)          (93)       (873)
     Earnings (loss) before income
      taxes                             12,168      (6,852)       86,361      70,529

Income tax expense (benefit)             4,087      (1,665)       34,437      29,989

     Net earnings (loss)              $  8,081    $ (5,187)     $ 51,924    $ 40,540

Net earnings
(excluding special charges and
    non-recurring gains)(e)           $  7,159    $  7,245      $ 34,482    $ 42,565

Per share data:
     Basic earnings per share         $    .12    $   (.07)     $    .74    $    .59
     Diluted earnings per share       $    .11    $   (.07)     $    .72    $    .57

Per share data:
(excluding special charges and
    non-recurring gains)(e)
     Basic earnings per share         $    .10    $    .10      $    .49    $    .62
     Diluted earnings per share       $    .10    $    .10      $    .48    $    .60

Weighted average shares outstanding:
     Basic                              70,100      69,700        70,000      68,700
     Diluted                            71,700      71,600        71,700      70,800

See notes to financial statements on pages 5 and 6.


                                 AIRGAS, INC.
                 SUPPLEMENTAL - PRIOR SEGMENT PRESENTATION (1)
                     CONSOLIDATED STATEMENTS OF EARNINGS
                            (Amounts in thousands)
                                 (Unaudited)
                                        Three Months Ended     Twelve Months Ended
                                            March 31,              March 31,
                                        1999        1998         1999        1998
Net sales:
     Distribution                   $287,792   $286,193      $1,148,420    $1,098,588
     Direct Industrial                64,008     63,937         257,764       223,370
     Manufacturing                    31,730     38,282         155,034       126,032
          Total net sales            383,530    388,412       1,561,218     1,447,990

Costs and expenses:
     Cost of products sold (excluding
      depreciation and amortization)
       Distribution                  148,195    146,609         579,682       555,392
       Direct Industrial              46,311     46,560         188,886       161,326
       Manufacturing                  14,188     20,992          69,487        62,820
     Selling, distribution and
      administrative expenses        130,156    129,694         523,241       467,884
     Depreciation and amortization    22,077     19,861          87,926        76,670
     Special charges, net(b)              --     19,450          (1,000)        4,950
          Total costs and expenses   360,927    383,166       1,448,222     1,329,042

Operating income (loss):
     Distribution                     22,569     22,592          95,650       105,371
     Direct Industrial                   632      1,191           2,797         6,101
     Manufacturing                      (598)       913          13,549        12,426
     Special charges, net(b)              --    (19,450)          1,000        (4,950)
          Total operating income      22,603      5,246         112,996       118,948


(1)  The supplemental financial results are presented in the operating segment format utilized prior to the implementation of SFAS 131.  Also see note (a) on page 5.



See notes to financial statements on pages 5 and 6.



  (a) The Company has redefined its operating segments and is reporting its results of operations based on the new management structure established under the "Repositioning Airgas for Growth" initiative. Effective with its year ended March 31, 1999, Airgas implemented Statement of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"). Comparative 1998 information has been reclassified to conform to the current presentation. The Company's new operating segments consist of Distribution and Gas Operations. Descriptions of the new operating segments are as follows:

      The Distribution segment accounts for 90% of consolidated sales and reflects the integration of the traditional industrial gas distribution companies (formerly reported under the "Distribution segment") and the safety products and industrial tool and supplies distribution companies (formerly reported under the "Airgas Direct Industrial segment").
      These companies have been combined into one segment to reflect management's approach to evaluating performance and deciding on how to allocate resources in the future as the Company continues to develop the centralized purchasing, shared distribution facilities and multi-channel marketing initiatives begun under the Repositioning.

      The segment entitled Gas Operations consists of certain domestic operating companies, principally dry ice and carbon dioxide, and the Company's foreign operations. These companies, which individually do not meet the criteria of SFAS 131, were formerly reported under the "Manufacturing segment."

  (b) Special charges for the year ended March 31, 1999 include reserve adjustments of $1 million ($570 thousand after-tax) resulting from the divestiture of two non-core businesses.

      Special charges for the year ended March 31, 1998 include fourth quarter charges of $22.4 million ($14.3 million after-tax) consisting of the impairment write-down of property, equipment and goodwill, reserves related to the divestiture of several non-core businesses, facility exit costs and severance. Special charges for the year ended March 31, 1998 were offset by a non-recurring gain of $14.5 million ($9.4 million after-tax) from a partial recovery of refrigerant losses related to the fiscal 1997 fraudulent breach of contract by a third-party supplier of refrigerant gas and a fourth quarter net gain of $3 million ($1.9 million after-tax) related to an acquisition break-up fee.

  (c) Other income, net, for the quarter ended March 31, 1999 includes a $1.5 million ($922 thousand after-tax) non-recurring gain resulting from a settlement of certain matters related to the December 1998 divestiture of the Company's calcium carbide and carbon products operations.

      Other income, net, for the year ended March 31, 1999 includes a $25.4 million ($15 million after-tax) non-recurring gain resulting from the divestiture of the Company's calcium carbide and carbon products operations.

      Other income, net, for the year ended March 31, 1998 includes a $1.5 million ($980 thousand after-tax) non-recurring gain resulting from the divestiture of a non-core business.

  (d) Equity in earnings of unconsolidated affiliates for the year ended March 31, 1999 includes a $1.8 million after-tax non-recurring gain from insurance proceeds recognized by an equity affiliate.

  (e) The results for the year ended March 31, 1999 exclude:

         - the $15 million after-tax effect of the non-recurring gain from the divestiture of the Company's calcium carbide and carbon products operations, of which $922 thousand represented a fourth quarter gain as described in footnote(c).
         - the $1.8 million after-tax non-recurring gain from insurance proceeds recognized by an equity affiliate.
         - the $570 thousand after-tax non-recurring gain resulting from the first quarter divestiture of two non-core businesses.


      The results for the year ended March 31, 1998 exclude:

         - the fourth quarter $14.3 million after-tax effect of special charges noted in footnote(b).
         - the $11.3 million after-tax effect of the non-recurring gains from a partial recovery of refrigerant losses and an acquisition break-up fee noted in footnote(b).
         - the $980 after-tax gain related to the divestiture of a non-core business.

                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Amounts in thousands)
                                  (Unaudited)

                                                   March 31,       March 31,
                                                     1999            1998
ASSETS
Trade receivables, net                          $   195,708      $  186,342
Inventories                                         154,424         154,937
Prepaid expenses and other current assets            28,710          25,555
    TOTAL CURRENT ASSETS                            378,842         366,834

Property and equipment, net                         717,859         687,304
Goodwill, net                                       428,349         410,753
Other non-current assets                            173,422         176,583
    TOTAL ASSETS                                 $1,698,472      $1,641,474

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt                $   14,997      $   12,150
Accounts payable, trade                              85,486          84,602
Accrued expenses and other current liabilities      108,295         128,806
   TOTAL CURRENT LIABILITIES                        208,778         225,558

Long-term debt                                      852,489         830,845
Deferred income taxes                               142,675         121,356
Other non-current liabilities                        23,585          36,842

Stockholders' equity                                470,945         426,873
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $1,698,472      $1,641,474


